Exhibit 10.13

MIN-HUAY CHENG LU

15F, N0.464, SEC 3, JIAYUAN RD.

SHULIN DIST, NEW TAIPEI CITY, 238655

CHINA REPUBLIC OF

Date: 25 January 2025

NOCERA INC.

No. 185, Building B, 3rd Floor

Section 1, Datong Rond, Xizhi District

New Taipei City, Taiwan 22100

Dear Sirs,

LETTER OF CONTINUING FINANCIAL SUPPORT

I, as the shareholder of Nocera Inc., hereby undertake to provide the continuing financial support to the Group and the Company to the extent based on our shareholdings so as to enable the Group and the Company to operate as a going concern and to meet its obligations as and when they fall due for the next 12 months from the date of approval of financial statements by directors for the financial year ended 31 December 2024 and not to claim from the Group and the Company until all other external liabilities of the Group and the Company have been settled.

Yours faithfully

/s/ Min-Huay Cheng Lu

MIN-HUAY CHENG LU

cc. ENROME LLP